EXHIBIT 4.1

                                Interactive Data
                                 14 West Street
                               New York, NY 10005

                                January 5, 1999

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

         Re:      The Dow 30 Index Trust, Series 6 and
                  The Dow 30 Index and Treasury Trust, Series 8,
                  (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-68655

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                        Very truly yours,

                                        James Perry
                                        Vice President